Exhibit 10.2

PRIVATE BUSINESS, INC.
SENIOR SUBORDINATED NOTE DUE 2010

$10,000,000

Private Business, Inc., a corporation duly organized and existing under the laws of the State of Tennessee (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to

Lightyear PBI Holdings, LLC, or registered assigns,

the principal sum of

TEN MILLION DOLLARS ($10,000,000)

on December 9, 2010, on the terms and in the manner described on the reverse hereof, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest as described on the reverse side of this Note, computed on the basis of a 360-day year of twelve 30-day months, semi-annually in arrears on January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day, except that if such Business Day is in the next succeeding calendar month, such interest payment shall be made on the Business Day immediately preceding such day (each, an “Interest Payment Date”), commencing on July 1, 2006, on said principal sum in like coin or currency, at the rate per annum specified in the title of this Note from December 9, 2005 or from the most recent January 1 or July 1 to which interest has been paid or duly provided for.  Reference is made to the further provisions of this Note set forth in the succeeding sections hereof.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President or one of its Vice Presidents by manual or facsimile signature under its corporate seal, attested by its Secretary, one of its Assistant Secretaries, its Treasurer or one of its Assistant Treasurers by manual or facsimile signature.

PRIVATE BUSINESS, INC.

By:	/s/ Henry M. Baroco

Name:	Henry M. Baroco
Title:	Chief Executive Officer

Dated:  December 9, 2005

PRIVATE BUSINESS, INC.
SENIOR SUBORDINATED NOTE DUE 2010

1.          Note. This Note is a duly authorized security of the Company designated as the “Senior Subordinated Note Due 2010” (the “Note”), initially issued in an aggregate principal amount of $10,000,000 on December 9, 2005.  Interest on the unpaid principal amount hereof shall accrue at a rate of 10% per annum until June 8, 2007, and thereafter shall accrue at a rate of 12% per annum.

2.          Ranking.  The Note shall constitute an unsecured and senior subordinated debt obligation of the Company and shall rank equally in right of payment with all other existing and future unsecured and senior subordinated debt obligations of the Company.  The Note shall rank senior to all other indebtedness of the Company whether existing or incurred in the future.

3.          Payment of Overdue Amounts.  The Company shall pay interest, calculated on the basis of a 360-day year of twelve 30-day months, on overdue principal and overdue installments of interest, if any, from time to time on demand at the interest rate borne by the Note to the extent lawful.

4.          Optional Redemption.  The Company may redeem the Note at any time in whole or in part at 100% of its principal amount plus any accrued and unpaid interest by giving notice of such redemption at least five days in advance.  The notice of redemption shall specify the following:

(i)          the redemption date;

(ii)         the amount of the Note that the Company elects to redeem and the amount of accrued but unpaid interest, if any, that will be due and payable on the Note on the redemption date; and

(iii)        the place or places where the Note is to be surrendered for payment and/or exchange for a new note reflecting the reduced aggregate principal balance.

On or before the opening of business on any redemption date, the Company shall segregate and hold in trust an amount of money sufficient to pay the portion of the Note to be redeemed on such redemption date and accrued but unpaid interest on the Note or the portion of the Note to be redeemed on the redemption date.

The notice of redemption having been given as specified above, the Note shall, on the redemption date, become due and payable at the aggregate principal amount thereof, or, if a portion of the Note is to be redeemed, that portion shall become due and payable and the Company shall issue a new Note on identical terms but for a new principal amount reflecting such partial redemption.

5.          Place and Method of Payment.  The Company shall pay principal of and interest on the Note to the holder of the Note by wire transfer of immediately available funds, on or prior to the date on which payment is due, to the following account:

            Account Name:  Lightyear Fund, LP
            Account number:  739202219
            Bank:  JP Morgan Chase

6.          Amendment and Modification.   This Note cannot be amended or modified without the express written consent of the holder of the Note and the Company.

7.          Event of Default; Acceleration of Maturity; Rescission and Annulment.  If an Event of Default with respect to the Notes shall occur and be continuing, then the aggregate principal amount of the Notes of this series may be declared by the holder to be, and, in cases of (6) and (7), will automatically become, immediately due and payable.

Each of the following shall be an “Event of Default”:

(1)          default for 30 days in the payment when due of interest on the Note;

(2)          default in payment when due of the principal on the Note;

(3)          the occurrence of a Change of Control;

(4)          material inaccuracy of any of the representations or warranties of the Company contained in the Securities Purchase Agreement between the Company and Lightyear PBI Holdings, LLC, dated as of December 9, 2005;

(5)          default under one or more instruments under which there may be issued or by which there may be secured or evidenced any indebtedness having an outstanding principal amount of $2.5 million or more, individually or in the aggregate, of the Company or any of its subsidiaries, if that default:

              (a)          causes the acceleration of such indebtedness prior to its express maturity; or

              (b)          is caused by a failure to pay principal of such indebtedness at its stated maturity and the grace period provided in such indebtedness on the date of such default has expired;

(6)          the Company or any of its subsidiaries pursuant to or within the meaning of any Bankruptcy Law: (i) admits in writing its inability to pay its debts generally as they become due; (ii) commences a voluntary case or proceeding; (iii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iv) consents or acquiesces in the institution of a bankruptcy or insolvency proceeding against it; (v) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (vi) makes a general assignment for the benefit of its creditors, or any of them takes any action to authorize or effect any of the foregoing;

(7)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any of its subsidiaries in an involuntary case or proceeding; (ii) appoints a Custodian of the Company or any of its subsidiaries for all or substantially all of its property; or (iii) orders the liquidation of the Company or any of its subsidiaries; and in each case the order or decree remains unstayed and in effect for 90 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal, then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured; and

(8)          the Company fails to comply with Section 8 of this Note.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

The term “Change in Control” means a change in the beneficial ownership of the Company’s voting stock or a change in the composition of the Board which occurs as follows:

(a)          any “person” (as such term is used in section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes a beneficial owner, directly or indirectly, of stock of the Company representing fifty percent (50%) or more of the total voting power of the Company’s then outstanding stock (other than Lightyear and its affiliates);

(b)          the Company’s shareholders approve a plan of complete liquidation of the Company or an agreement for the sale, lease or other transfer by the Company of all or substantially all of the Company’s assets (or any transaction having similar effect); or

(c)          the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” or “group” of related persons (as such terms are used in Section 13(d) and 14(d) of the Exchange Act).

Notwithstanding the foregoing, the disposition by Lightyear of any or all of its shares of its Series A Preferred Stock of the Company or its warrants or a reduction in the number of Lightyear directors serving on the Board will not constitute a Change in Control.

8.          Covenants.  The Company agrees and covenants not to create, incur, assume, guarantee or suffer to exist any senior indebtedness, or commitments to incur senior indebtedness, in an aggregate amount principal amount at any one time outstanding in excess of $25 million without the consent of the holder of the Note, provided, however, that the terms of any such permitted indebtedness and the terms of any other indebtedness existing on the date hereof that later may be refinanced or indebtedness that may hereafter be incurred, shall be reasonably acceptable to the holder of the Note.

9.          Absolute Obligation.  No provisions of the Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the time and in the coin or currency herein prescribed.

10.        Registration, Transfer and Exchange.  The Company shall provide for the transfer and exchange of the Note.  At the option of the holder, without the payment of any service charge, except for any transfer tax or other governmental charges imposed in connection therewith, the Note may be transferred or exchanged for an equal aggregate principal amount of the Note of like tenor upon surrender and cancellation of the Note upon any such transfer.  The Company may deem and treat the holder as the absolute owner of this Note (whether or not the Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payments hereon, or on account hereof, and for all other purposes, and neither the Company nor any agent of the Company shall be affected by any notice to the contrary.  All such payments made to or upon the order of such holder shall, to the extent of the amount or amounts paid, effectually satisfy and discharge liability for moneys payable on this Note.

11.        Separability.  In case any provision of the Note shall, for any reason, be held to be invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions thereof and hereof shall not in any way be affected or impaired thereby.

12.        Governing Law.  THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT FORM

To assign this Note, fill in the form below:
For the value received, the undersigned hereby assigns and transfers the within Note, and all rights thereunder, to: _____________________________________________________________________(Insert assignee’s legal name) ____________________________________________(Insert assignee’s social security or tax identification number) __________________________________________________(Print or type assignee’s name, address and zip code) _____________________________________________________________________________________ _____________________________________________________________________________________ and irrevocably appoints _________________________________________________________________ to transfer this Note on the books of Private Business, Inc.  The agent may substitute another to act for it.

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Date: ___________________
Signature Guarantee
The signature(s) should be Guaranteed by an Eligible Guarantor Institution pursuant to Rule 17Ad 15 of the Securities Exchange Act of 1934, as amended.
*   *   *   *   *
The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM -          as tenants in common
TEN ENT -           as tenants by the entireties
JT ENT -               as joint tenants with right
of survivorship and not as
tenants in common
___________ UNIF GIFT MIN ACT - ______ Custodian ______ under the Uniform Gifts to Minors Act _____
                                                                (Cust)                    (Minor)                                                               (State)
Additional abbreviations may also be used although not in the above list.New York.

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